EFFECTIVE JULY 21, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 21, 2006

Key Tronic Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11559	91-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road, Spokane Valley, Washington	99216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 928-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 21, 2006, Key Tronic Corporation appointed George Robert Alford its Vice President of Materials and entered into an employment contract with Mr. Alford. Under the terms of the employment contract Mr. Alford will be compensated for his services as Vice President of Materials at a bi-weekly salary of $6,153.85. He is also eligible to participate in bonus incentive plans offered by Key Tronic Corporation to its key employees from time to time. Mr. Alford is entitled to 12 months severance in the event he is terminated without cause. The detailed terms of Mr. Alford’s employment are set forth in the Employment Contract with Mr. Alford, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

Exhibit Number	Description
10.1	Employment Contract Between Key Tronic Corporation and George Robert Alford

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION
(Registrant)

Date: July 21, 2006	By:	/s/ Ronald F. Klawitter
Ronald F. Klawitter, Executive Vice President of Administration and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Contract Between Key Tronic Corporation and George Robert Alford